Exhibit 99.1

Vonage Announces Second Quarter 2015 Results: Delivers Adjusted EBITDA of $38 Million, a 29% Year-Over-Year Increase; 2.2% Consumer Churn, Best in Nine Years; and 118% Year-Over-Year GAAP Revenue Growth at Vonage Business
-- Closes on Expanded $350 Million, Four-Year Credit Facility to Drive Acquisition Strategy --

Holmdel, NJ, July 30, 2015 - Vonage Holdings Corp. (NYSE: VG), a leading provider of cloud communications services for consumers and businesses, today announced results for the second quarter ended June 30, 2015.
Second Quarter Consolidated Financial Results
“We continue to drive market-leading growth at Vonage Business, while increasing profitability in Consumer Services,” said Alan Masarek, Chief Executive Officer of Vonage. “At Vonage Business, we delivered 118% revenue growth fueled by the successful execution of our acquisition strategy coupled with strong organic growth. We also made significant investments in our sales infrastructure, brand and leadership team to enhance our position in the rapidly growing Unified Communications-as-a-Service (UCaaS) market.”
Mr. Masarek continued, “As a result of strong operational performance and financial discipline in Consumer Services, we delivered our highest adjusted EBITDA in four years. Our focus on adding high-quality new customers, combined with the stability of our tenured base, resulted in our lowest Consumer churn in nine years. We continue to generate strong cash flows, providing the financial flexibility to pursue organic and inorganic growth opportunities to drive long-term shareholder value.”

For the second quarter of 2015, Vonage reported revenue of $222 million, up from $219 million in the year ago quarter. Adjusted earnings before interest, taxes, depreciation and amortization1 (“adjusted EBITDA”) for the second quarter were $38 million, a 29% increase over the prior year period. GAAP net income was $8 million or $0.04 per share, up from $6 million or $0.03 per share in the year ago quarter. Adjusted net income2 was $20 million or $0.09 per share, up from $15 million or $0.07 per share in the year ago quarter.
Vonage Business Results

•
Revenue at Vonage Business was $49 million in the second quarter, a year-over-year increase of 38% on an organic basis, as if the Company had owned Telesphere and SimpleSignal for all periods. This is the Company's first full quarter of results including SimpleSignal, which was acquired on April 1, 2015.

•
On May 15, 2015, Vonage completed the acquisition of gUnify Inc., which integrates the Company's robust cloud communications platform with today's most widely used Software-as-a-Service (SaaS) business applications, including Google for Work, Zendesk, Salesforce's Sales Cloud and Clio. SaaS integration is becoming increasingly important for businesses moving to the cloud. gUnify’s middleware technology integrates Vonage’s communications solutions with companies’ existing workflow applications, providing a significant differentiator for Vonage and a stronger customer relationship.

•
Revenue churn was 1.3% in the second quarter, down from 1.4% sequentially and up from 1.2% in the year ago period. As previously announced, beginning in the second quarter, the Company is reporting revenue churn instead of account churn for Vonage Business as the Company believes revenue churn is a more meaningful metric given that a greater portion of revenue comes from larger accounts.

•	Ending seats were 403,000, up from 217,000 seats in the year ago quarter, reflecting strong organic growth and the addition of Telesphere and SimpleSignal.

Consumer Services Results

•
Revenue in Consumer Services was $173 million, compared to $196 million in the prior year period, reflecting the Company’s continued focus on adding customers that meet its customer lifetime value objectives, and its decision to redeploy capital into Vonage Business, where it generates higher customer lifetime values.

•	Average revenue per line (“ARPU”) was $27.79, down from $28.02 in the year ago period.

•	Consumer customer churn improved to 2.2% in the second quarter, down from 2.6% in the year ago quarter, and the best churn since the first quarter of 2006.

•
Consumer net line losses improved for the third consecutive quarter, down approximately 45,000 for the quarter, due to the Company's continued strategic approach to improving the quality of customers it acquires to drive lower churn and increased profitability. Consumer net lines were down approximately 193,000 lines from the prior year's quarter, when taking into account the removal of approximately 79,000 second line Extensions, which the Company now provides for free. Vonage’s Consumer Services ended the second quarter with 2.0 million subscriber lines.

New Credit Facility
On July 27, the Company closed on an expanded $350 million credit facility. This new facility is a reflection of Vonage’s strong cash flow generation and provides a lower cost of capital, while increasing the Company’s financial and strategic flexibility for investments in growth, including additional acquisitions in the UCaaS sector.
The new facility consists of a four-year, $100 million senior secured term loan bearing interest at a maximum of LIBOR plus 3%, and a $250 million revolving credit facility bearing the same maximum interest on drawn amounts. The Company used $167 million of the proceeds from the new facility to retire all current debt under its prior $225 million facility.
The lenders under the credit facility are JPMorgan Chase Bank, N.A., which also acted as administrative agent, Citizens Bank, N.A., Fifth Third Bank, MUFG Union Bank, SunTrust Bank, Silicon Valley Bank, Santander, Keybank National Association, Capital One and First Niagara.

Patent Portfolio
Vonage continues to execute on its strategy to develop innovative technologies and to protect its valuable intellectual property. The Company was granted 11 new patents in the second quarter and now owns 86 U.S. patents, with more than 250 U.S. patent applications pending, along with many foreign patents and pending applications in jurisdictions worldwide.
Share Repurchase
Vonage repurchased 1.2 million shares of stock for $5.6 million at an average price of $4.79 in the second quarter. Since beginning its repurchase programs in August 2012, the Company has repurchased 48 million shares for $146 million at an average price of $3.06. The Company is now executing on a $100 million, four-year buyback program that began January 2, 2015.
Conference Call and Webcast
Management will host a webcast discussion of the second quarter on Thursday, July 30, 2015 at 8:30 AM Eastern Time. To participate, please dial (877) 359-9508 approximately 10 minutes prior to the call. International callers should dial (224) 357-2393.
The webcast will be broadcast live through Vonage's Investor Relations website at http://ir.vonage.com. Windows Media Player or RealPlayer is required to listen to this webcast. A replay of the call and webcast will be available shortly after the conclusion of the call and may be accessed through Vonage's Investor Relations website at http://ir.vonage.com or by dialing (855) 859-2056. International callers should dial (404) 537-3406. The replay passcode is 79367058.

(1)	This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.

(2)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31	June 30,	June 30,
	2015	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of Income Data:
Revenues	$221,858	$219,730	$218,878	$441,588	$439,611

Operating Expenses:
Cost of service (excluding depreciation and amortization of $6,005, $5,724, $5,098, $11,729, and $10,252, respectively)	64,209	61,853	58,942	126,062	118,362
Cost of goods sold	8,217	9,190	9,450	17,407	19,189
Sales and marketing	84,385	85,564	98,067	169,949	193,553
Engineering and development	6,864	6,605	4,086	13,469	9,491
General and administrative	27,162	23,234	22,370	50,396	49,126
Depreciation and amortization	14,463	13,945	12,445	28,408	24,771
	205,300	200,391	205,360	405,691	414,492
Income from operations	16,558	19,339	13,518	35,897	25,119
Other income (expense):
Interest income	21	20	31	41	122
Interest expense	(2,088)	(1,935)	(1,434)	(4,023)	(3,511)
Other income (expense), net	32	(577)	36	(545)	23
	(2,035)	(2,492)	(1,367)	(4,527)	(3,366)
Income from continuing operations before income tax expense	14,523	16,847	12,151	31,370	21,753
Income tax expense	(6,176)	(6,998)	(5,261)	(13,174)	(9,379)
Income from continuing operations	8,347	9,849	6,890	18,196	12,374
Loss from discontinued operations	—	(1,615)	(1,507)	(1,615)	(2,786)
Loss on disposal, net of taxes	—	(824)	—	(824)	—
Discontinued operations	—	(2,439)	(1,507)	(2,439)	(2,786)
Net income	$8,347	$7,410	$5,383	$15,757	$9,588
Plus: Net loss from discontinued operations attributable to noncontrolling interest	—	59	135	59	518
Net income attributable to Vonage	8,347	7,469	5,518	15,816	10,106
Net income per common share - continuing operations:
Basic	$0.04	$0.05	$0.03	$0.09	$0.06
Diluted	$0.04	$0.04	$0.03	$0.08	$0.06
Net income per common share - discontinuing operations:
Basic	$—	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Diluted	$—	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Net income per common share:
Basic	$0.04	$0.04	$0.03	$0.07	$0.05
Diluted	$0.04	$0.03	$0.02	$0.07	$0.05
Weighted-average common shares outstanding:
Basic	213,582	211,844	211,390	212,711	211,790
Diluted	222,188	220,589	221,002	221,557	221,310

	Three Months Ended			Six Months Ended
	June 30,	March 31	June 30,	June 30,
	2015	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of Cash Flow Data:
Net cash provided by operating activities	$35,237	$10,724	$24,082	$45,961	$33,469
Net cash used in investing activities	(29,141)	(7,994)	(5,403)	(37,135)	(9,132)
Net cash provided by (used in) financing activities	(9,959)	8,860	(18,272)	(1,099)	(52,962)
Capital expenditures and development of software assets	(6,188)	(4,314)	(6,402)	(10,502)	(10,130)

VONAGE HOLDINGS CORP.
TABLE 1. SUMMARY CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2015	2014
	(unaudited)	(revised) (1)
Balance Sheet Data (at period end):
Cash and cash equivalents	$48,486	$40,797
Marketable securities	9,535	7,162
Restricted cash	2,407	3,405
Accounts receivable, net of allowance	24,778	17,832
Inventory, net of allowance	7,887	10,081
Prepaid expenses and other current assets	16,403	12,665
Deferred customer acquisition costs	4,126	4,941
Property and equipment, net	44,759	49,630
Goodwill	167,199	142,544
Software, net	18,088	18,624
Debt related costs, net	1,687	2,151
Intangible assets, net	101,286	110,832
Total deferred tax assets, including current portion, net	235,820	247,016
Other assets	8,694	7,748
Total assets	$691,155	$675,428
Accounts payable and accrued expenses	$110,747	$126,886
Deferred revenue	35,385	36,425
Total notes payable and indebtedness under revolving credit facility, including current portion	167,000	157,000
Capital lease obligations	8,585	10,201
Other liabilities	2,240	1,419
Total liabilities	$323,957	$331,931
Total stockholders' equity	$367,198	$343,497

(1) December 31, 2014 balance sheet data has been revised to reflect the allocation of the purchase price for Telesphere based upon completion of our valuation analysis of intangible assets. The key revision was to record identified intangible assets of $50,925 with a corresponding reduction to goodwill.

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(unaudited)

The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			Six Months Ended
	June 30,	March 31	June 30,	June 30,
	2015	2015	2014	2015	2014
Revenues	$172,756	$177,830	$196,322	$350,586	$398,007
Average monthly revenues per line	$27.79	$27.97	$28.02	$27.86	$28.34
Subscriber lines (at period end)	2,049,424	2,094,365	2,320,900	2,049,424	2,320,900
Customer churn (1)	2.2%	2.4%	2.6%	2.3%	2.6%

(1)
Customer churn differs from our previously reported Average Monthly Customer Churn in that our business customers are no longer included in this metric.  In addition, in the course of developing the customer churn metric, the Company determined that the calculation used for the previously reported consolidated Average Monthly Customer Churn metric utilized a lower number of customer accounts for certain reporting periods, resulting in an immaterial overstatement of churn in certain prior periods.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			Six Months Ended
	June 30,	March 31	June 30,	June 30,
	2015	2015	2014	2015	2014
Revenues	$49,102	$41,900	$22,556	$91,002	$41,604
Average monthly revenues per seat	$44.22	$43.05	$36.36	$42.49	$35.42
Seats (at period end)	402,633	337,649	217,475	402,633	217,475
Revenue churn	1.3%	1.4%	1.2%	1.4%	1.1%

Business	Three Months Ended
	March 31	September 30,	December 31,
	2014	2014	2014
Revenue churn	0.9%	1.3%	1.5%
VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED EBITDA AND TO ADJUSTED EBITDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31	June 30,	June 30,
	2015	2015	2014	2015	2014
Income from operations	$16,558	$19,339	$13,518	$35,897	$25,119
Depreciation and amortization	14,463	13,945	12,445	28,408	24,771
Share-based expense	6,704	5,488	4,820	12,192	11,114
Acquisition related costs	230	455	4	685	118
Loss from discontinued operation	—	(1,615)	(1,502)	(1,615)	(2,781)
Depreciation from discontinued operation	—	132	12	132	21
Net loss attributable to noncontrolling interest	—	59	135	59	518
Adjusted EBITDA	37,955	37,803	29,432	$75,758	$58,880
Less:
Capital expenditures	(2,904)	(2,056)	(2,157)	$(4,960)	$(3,099)
Acquisition and development of software assets	(3,284)	(2,258)	(4,245)	$(5,542)	$(7,031)
Adjusted EBITDA Minus Capex	$31,767	$33,489	$23,030	$65,256	$48,750

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME
TO ADJUSTED NET INCOME
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31	June 30,	June 30,
	2015	2015	2014	2015	2014
Net income attributable to Vonage	$8,347	$7,469	$5,518	$15,816	$10,106
Amortization of acquisition - related intangibles	5,382	5,307	3,762	10,689	7,525
Acquisition related costs	230	455	4	685	118
Income tax expense	6,176	6,998	5,261	13,174	9,379
Adjusted net income	$20,135	$20,229	$14,545	$40,364	$27,128
Net income per common share:
Basic	$0.04	$0.04	$0.03	$0.07	$0.05
Diluted	$0.04	$0.03	$0.02	$0.07	$0.05
Weighted-average common shares outstanding:
Basic	213,582	211,844	211,390	212,711	211,790
Diluted	222,188	220,589	221,002	221,557	221,310
Net income per common share, excluding adjustments:
Basic	$0.09	$0.10	$0.07	$0.19	$0.13
Diluted	$0.09	$0.09	$0.07	$0.18	$0.12
Weighted-average common shares outstanding:
Basic	213,582	211,844	211,390	212,711	211,790
Diluted	222,188	220,589	221,002	221,557	221,310

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31	June 30,	June 30,
	2015	2015	2014	2015	2014
Net cash provided by operating activities	$35,237	$10,724	$24,082	$45,961	$33,469
Less:
Capital expenditures	(2,904)	(2,056)	(2,157)	(4,960)	(3,099)
Acquisition and development of software assets	(3,284)	(2,258)	(4,245)	(5,542)	(7,031)
Free cash flow	$29,049	$6,410	$17,680	$35,459	$23,339

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
	2015	2014
Current maturities of capital lease obligations	$3,626	$3,365
Current portion of notes payable	20,000	20,000
Notes payable and indebtedness under revolving credit facility, net of current maturities	147,000	137,000
Capital lease obligations, net of current maturities	4,959	6,836
Gross debt	175,585	167,201
Less:
Unrestricted cash and marketable securities	58,021	47,959
Net debt	$117,564	$119,242

About Vonage
Vonage (NYSE: VG) is a leading provider of cloud communications services for consumers and businesses. The Company provides a robust suite of feature-rich residential and business communication solutions that offer flexibility, portability and ease-of-use across multiple devices designed to meet the needs of a wide range of customers. Vonage's portfolio of business products covers the full spectrum of business communications needs, serving single-person companies to those with thousands of employees spread over multiple locations. Vonage provides bring-your-own-broadband (BYOB) cloud products and those that offer carrier-grade reliability and Quality of Service (QoS) across BYOB options and the Company's private, national MPLS IP network. For more information, visit www.vonage.com.
Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc.

Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes the following measures defined as non-GAAP financial measures by the Securities and Exchange Commission: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA less Capex, adjusted net income, net debt (cash) and free cash flow.
Adjusted EBITDA
Vonage uses adjusted EBITDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted EBITDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related costs, loss from discontinued operation, depreciation from discontinued operation, and net loss attributable to noncontrolling interest.
Vonage believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance, of share-based expense, which is a non-cash expense that also varies from period to period, of one-time acquisition related costs, and of loss from discontinued operation, depreciation from discontinued operation, and net loss attributable to our noncontrolling interest, each of which relate to one time effects caused by the termination of our Brazilian joint venture.
The Company provides information relating to its adjusted EBITDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA are valuable indicators of the operating performance of the Company on a consolidated basis and of its ability to produce operating cash flow to fund working capital needs, to service debt obligations, and to fund capital expenditures.
Adjusted EBITDA less Capex
Vonage uses adjusted EBITDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted EBITDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its adjusted EBITDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance regarding the Company's ability to generate cash from continuing operations.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition-related costs, and income tax expense.
The Company has excluded amortization of acquisition-related intangible assets, acquisition-related costs, and income tax expense from its net income (loss). The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as income tax expense does not reflect the taxes that we pay during the periods reported due to the availability of significant net operating losses, amortization of acquisition-related intangible assets which is a non-cash item, and one-time acquisition-related costs.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that third parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures and acquisition and development of software assets.

Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Safe Harbor Statement

This press release contains forward-looking statements, including statements about potential acquisitions, acquisition integration, growth priorities or plans, new products and related investment, revenues, adjusted EBITDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, the Company’s share repurchase plan, capital expenditures, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; our ability to adapt to rapid changes in the market for voice, messaging, and communications services; our ability to retain customers and attract new customers; the expansion of competition in the unified communications market; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; security breaches and other compromises of information security; risks related to the acquisition or integration of businesses, including the risks related to the acquisition of Simple Signal, Telesphere, and Vocalocity; the risk associated with developing and maintaining effective distribution channels; our ability to establish and expand strategic alliances; governmental regulation and taxes; our ability to obtain or maintain relevant intellectual property licenses; intellectual property and other litigation that have been and may be brought against us; failure to protect our trademarks and internally developed software; obligations and restrictions associated with data privacy; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; uncertainties relating to regulation of VoIP services; risks associated with operating abroad; liability under anti-corruption laws; results of regulatory inquiries into our business practices; fraudulent use of our name or services; our dependence upon key personnel; our dependence on our customers' existing broadband connections; differences between our service and traditional phone services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; any reinstatement of holdbacks by our vendors; our history of net losses and ability to achieve consistent profitability in the future; and other factors that are set forth in the “Risk Factors” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2014, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.

(vg-f)